Exhibit 99.1

NeoGenomics Reports Second Quarter 2025 Results
Second Quarter Revenue Increased 10% to $181 million;
Clinical Revenue Grew 16%, 13% excluding Pathline;
Updates Full Year 2025 Guidance
Fort Myers, Florida (July 29, 2025) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of oncology diagnostic solutions that enable precision medicine, today announced its second-quarter results for the period ended June 30, 2025.

Second Quarter 2025 Highlights As Compared To Second Quarter 2024

•Consolidated revenue increased 10% to record $181 million

•Net loss increased 142% to $45 million including $20 million of impairment charges

•Adjusted EBITDA remained relatively flat at positive $11 million

•Completed the acquisition of Pathline in April 2025

“In the second quarter clinical revenue increased by 16% driven by sequential improvement in AUP, a record quarter for volumes, and NGS growth of 23%,” said Tony Zook, CEO of NeoGenomics. “Strength in our Clinical business was largely offset by continuing pressure in pharma revenue that was beyond our initial assumptions, and a delay in our commercial launch of PanTracer™ Liquid Biopsy that impacted our expected NGS revenue.”
“Looking ahead, we believe Neo will continue to perform as a double-digit revenue growth company, poised to capture additional market share,” continued Mr. Zook. “We are enhancing our R&D efforts to develop new therapy selection and next-gen MRD products. We are also preparing for the commercial launch of PanTracer Liquid Biopsy, continuing to grow our sales team, increasing efficiencies, and pursuing partnerships through business development efforts that will enhance our portfolio and strengthen our community channel. We are confident that Neo will deliver long-term value for our customers, patients, and shareholders.”
Second-Quarter Results
Consolidated revenue for the second quarter of 2025 was $181 million, an increase of 10% over the same period in 2024 primarily due to higher volume partially offset by lower non-clinical revenue. Average revenue per clinical test (“revenue per test”) increased by 2% to $465. This increase reflects higher value tests, including NGS, and strategic reimbursement initiatives.
Consolidated gross profit for the second quarter of 2025 was $77 million, an increase of 7% compared to the second quarter of 2024. This increase was primarily due to an increase in revenue partially offset by higher compensation and benefit costs and an increase in supplies expense. Consolidated gross profit margin, including amortization of acquired intangible assets and stock-based compensation expense, was 43%. Adjusted Gross Profit Margin(1), excluding amortization of acquired intangible assets and stock-based compensation expense, was 45%.
Operating expenses for the second quarter of 2025 were $125 million, an increase of $30 million, or 32%, compared to the second quarter of 2024. The increase in operating expenses primarily reflect $20.0 million of impairment charges from impairment of assets held for sale related to the planned sale of Trapelo and the InVisionFirst®-Lung intangible asset impairments, as well as $4.4 million in higher compensation and benefit costs. These increases were partially offset by a decrease in restructuring activities due to the completion of restructuring activities in the fourth quarter of 2024.
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Net loss for the quarter increased $26 million, or 142%, to $45 million compared to net loss of $19 million for the second quarter of 2024.
Adjusted EBITDA(1) for the second quarter of 2025 remained relatively flat at positive $10.7 million, compared to positive $10.9 million in the second quarter of 2024. Adjusted Net Loss(1) was $3.6 million compared to Adjusted Net Loss(1) of $4 million in the second quarter of 2024.
Cash and cash equivalents and marketable securities totaled $164 million at quarter end.
Pathline, LLC Acquisition
On April 4, 2025, the Company completed the acquisition of a 100% ownership interest in Pathline, LLC (“Pathline”), a CLIA/CAP/NYS-certified laboratory based in New Jersey. The purchase price consisted of (i) initial cash consideration of $8.0 million, subject to working capital and other adjustments, and (ii) contingent consideration of $1.0 million. The Pathline acquisition aligns with the Company's strategic objective of expanding its presence, capabilities, and offerings in the Northeastern United States.
2025 Financial Guidance(2)
The Company again revised its full-year 2025 guidance(2), as previously revised on April 29, 2025.

	FY 2024	Previously Revised FY 2025 Guidance		Current FY 2025 Guidance(2)		YOY % Change from FY 2024
(in millions)	Actual	Low	High	Low	High	Low	High
Consolidated revenue	$661	$747	$759	$720	$726	9%	10%
Net loss	$(79)	$(85)	$(77)	$(116)	$(108)	47%	37%
Adjusted EBITDA	$40	$55	$58	$41	$44	3%	10%

______________________________________
(1) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net (Loss) Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(2) The Company reserves the right to adjust this guidance at any time. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities and are reminded that the foregoing estimates should not be construed as guarantees of future performance.
Conference Call
The Company has scheduled a webcast and conference call to discuss its second quarter 2025 results on Tuesday, July 29, 2025 at 8:30 a.m. Eastern Time. To access the live call via telephone, interested investors should dial (888) 506-0062 (domestic) or (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 859170. The live webcast may be accessed by visiting the Investor Relations section of our website at ir.neogenomics.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the Company’s website.
About NeoGenomics, Inc.
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to help them diagnose and treat cancer. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, United Kingdom.
We routinely post information that may be important to investors on our website at https://www.neogenomics.com.
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Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including statements regarding 2025 financial guidance, seasonality impacts, and long-range strategic objectives and initiatives set forth in the Company’s long-range plans.. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to assemble and maintain an effective executive team, to continue gaining new customers, offer new types of tests, integrate its acquisitions, manage the effects of seasonality, execute on its long-range strategic priorities, and otherwise implement its business plans, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and filed with the SEC on February 18, 2025, as well as subsequently filed Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov and on our website at www.neogenomics.com, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Contact
Kendra Webster
InvestorRelations@neogenomics.com

Media Contact
Andrea Sampson
asampson@sampsonprgroup.com

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2025 (unaudited)	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$154,723	$367,012
Marketable securities, at fair value	8,962	19,832
Accounts receivable, net	153,125	150,540
Inventories	34,171	26,748
Prepaid assets	22,831	20,165
Other current assets	9,785	11,722
Assets held for sale	8,956	—
Total current assets	392,553	596,019
Property and equipment, net	85,462	94,103
Operating lease right-of-use assets	82,870	79,583
Intangible assets, net	301,795	339,681
Goodwill	524,143	522,766
Other assets	7,127	5,886
Total non-current assets	1,001,397	1,042,019
Total assets	$1,393,950	$1,638,038

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$95,612	$97,083
Current portion of operating lease liabilities	4,052	3,381
Current portion of convertible senior notes, net	—	200,777
Liabilities held for sale	456	—
Total current liabilities	100,120	301,241
Long-term liabilities
Operating lease liabilities	66,616	60,841
Convertible senior notes, net	341,095	340,335
Deferred income tax liabilities, net	19,976	21,510
Other long-term liabilities	12,103	11,772
Total long-term liabilities	439,790	434,458
Total liabilities	$539,910	$735,699
Stockholders’ equity
Total stockholders' equity	$854,040	$902,339
Total liabilities and stockholders’ equity	$1,393,950	$1,638,038

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
NET REVENUE	$181,330	$164,502	$349,365	$320,742

COST OF REVENUE	104,072	92,008	198,861	182,779

GROSS PROFIT	77,258	72,494	150,504	137,963
Operating expenses:
General and administrative	71,747	63,328	139,954	129,125
Research and development	9,023	7,886	19,204	15,506
Sales and marketing	24,075	21,677	46,758	41,898
Restructuring charges	—	1,544	—	3,942
Impairment charges	20,041	—	20,041	—
Total operating expenses	124,886	94,435	225,957	190,471
LOSS FROM OPERATIONS	(47,628)	(21,941)	(75,453)	(52,508)
Interest income	(2,263)	(4,592)	(5,984)	(9,426)
Interest expense	933	1,666	2,551	3,351
Other (income) expense, net	(482)	2	(547)	265
Loss before taxes	(45,816)	(19,017)	(71,473)	(46,698)
Income tax benefit	(724)	(375)	(458)	(995)
NET LOSS	$(45,092)	$(18,642)	$(71,015)	$(45,703)

NET LOSS PER SHARE
Basic	$(0.35)	$(0.15)	$(0.56)	$(0.36)
Diluted	$(0.35)	$(0.15)	$(0.56)	$(0.36)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	127,949	126,405	127,664	126,257
Diluted	127,949	126,405	127,664	126,257

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(71,015)	$(45,703)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	18,506	19,651
Amortization of intangibles	16,486	16,723
Stock-based compensation	22,968	16,615
Non-cash operating lease expense	3,353	4,793
Amortization of convertible debt discount and debt issue costs	1,233	1,452
Impairment charges	20,041	—
Other impairment charges	—	333
Other adjustments	(340)	159
Changes in assets and liabilities, net	(16,229)	(26,046)
Net cash used in operating activities	(4,997)	(12,023)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of marketable securities	11,060	40,501
Purchases of property and equipment	(10,823)	(18,663)
Business acquisition, net of cash acquired	(5,991)	—
Net cash (used in) provided by investing activities	(5,754)	21,838
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock, net	(234)	2,782
Repayment of convertible debt	(201,250)	—
Net cash (used in) provided by financing activities	(201,484)	2,782
Net change in cash and cash equivalents, including cash classified within current assets held for sale	(212,235)	12,597
Less: net change in cash classified within current assets held for sale	(54)	—
Net change in cash and cash equivalents	(212,289)	12,597
Cash and cash equivalents, beginning of period	367,012	342,488
Cash and cash equivalents, end of period	$154,723	$355,085

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Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest income, (ii) interest expense, (iii) tax (benefit) or expense, (iv) depreciation and amortization expense, (v) stock-based compensation expense, and, if applicable in a reporting period, (vi) CEO transition costs, (vii) restructuring charges, (viii) impairment charges, (ix) intellectual property (“IP”) litigation costs, and (x) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization of acquired intangible assets, and, if applicable in a reporting period, (ii) stock-based compensation expense.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) amortization of intangible assets, (ii) stock-based compensation expense, and, if applicable in a reporting period, (iii) CEO transition costs, (iv) restructuring charges, (v) impairment charges, (vi) IP litigation costs, and (vii) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss (GAAP)	$(45,092)	$(18,642)	$(71,015)	$(45,703)
Adjustments to net loss:
Interest income	(2,263)	(4,592)	(5,984)	(9,426)
Interest expense	933	1,666	2,551	3,351
Income tax benefit	(724)	(375)	(458)	(995)
Depreciation	9,140	9,746	18,506	19,651
Amortization of intangibles	8,124	8,361	16,486	16,723
EBITDA (non-GAAP)	$(29,882)	$(3,836)	$(39,914)	$(16,399)
Further adjustments to EBITDA:
CEO transition costs(1)	637	—	2,831	—
Acquisition and integration related expenses(2)	3,204	—	4,376	—
Stock-based compensation expense	12,215	8,841	22,968	16,615
Restructuring charges	—	1,544	—	3,942
Impairment charges(3)	20,041	—	20,041	—
IP litigation costs(4)	4,460	1,962	7,443	6,243
Other significant expenses, net(5)	—	2,358	—	3,960
Adjusted EBITDA (non-GAAP)	$10,675	$10,869	$17,745	$14,361
_________________
(1) For the three months ended June 30, 2025, CEO transition costs include executive retention costs. For the six months ended June 30, 2025, CEO transition costs include severance costs, executive retention costs, and executive search costs. There were no such costs for the three and six months ended June 30, 2024.
(2) For the three and six months ended June 30, 2025, acquisition and integration related expenses include consulting and legal fees, severance costs, and employee retention costs.
(3) For the three and six months ended June 30, 2025, impairment charges include losses from InVisionFirst®-Lung intangible asset impairment and inventory write-off, and impairment of disposal groups held for sale. There were no such costs for the three and six months ended June 30, 2024.
(4) For the three and six months ended June 30, 2025 and June 30, 2024, IP litigation costs include legal fees.
(5) For the three and six months ended June 30, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, and fees related to non-recurring legal matters. There were no such costs for the three and six months ended June 30, 2025.
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Reconciliation of Segment and Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Consolidated:
Total revenue (GAAP)	$181,330	$164,502	10.2%	$349,365	$320,742	8.9%

Cost of revenue (GAAP)	$104,072	$92,008	13.1%	$198,861	$182,779	8.8%
Adjustments to cost of revenue(1)	(5,114)	(5,267)		(10,439)	(10,572)
Adjusted cost of revenue (non-GAAP)	$98,958	$86,741	14.1%	$188,422	$172,207	9.4%

Gross profit (GAAP)	$77,258	$72,494	6.6%	$150,504	$137,963	9.1%
Adjusted gross profit (non-GAAP )	$82,372	$77,761	5.9%	$160,943	$148,535	8.4%

Gross profit margin (GAAP)	42.6%	44.1%		43.1%	43.0%
Adjusted gross profit margin (non-GAAP)	45.4%	47.3%		46.1%	46.3%
_______________
(1) Cost of revenue adjustments for the three months ended June 30, 2025, includes $4.8 million of amortization of acquired intangible assets and $0.3 million of stock-based compensation. Cost of revenue adjustments for the six months ended June 30, 2025, includes $9.7 million of amortization of acquired intangible assets and $0.7 million of stock-based compensation. Cost of revenue adjustments for the three months ended June 30, 2024, includes $4.9 million of amortization of acquired intangible assets and $0.3 million of stock-based compensation. Cost of revenue adjustments for the six months ended June 30, 2024, includes $9.8 million of amortization of acquired intangible assets and $0.7 million of stock-based compensation.

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Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss
and GAAP EPS to Non-GAAP Adjusted EPS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss (GAAP)	$(45,092)	$(18,642)	$(71,015)	$(45,703)
Adjustments to net loss, net of tax:
Amortization of intangibles	8,124	8,361	16,486	16,723
CEO transition costs(1)	637	—	2,831	—
Acquisition and integration related expenses(2)	3,204	—	4,376	—
Stock-based compensation expense	12,215	8,841	22,968	16,615
Restructuring charges	—	1,544	—	3,942
Impairment charges(2)	20,041	—	20,041	—
IP litigation costs(3)	4,460	1,962	7,443	6,243
Other significant expenses, net(4)	—	2,358	—	3,960
Adjusted net income	$3,589	$4,424	$3,130	$1,780

Net loss per common share (GAAP)
Diluted EPS	$(0.35)	$(0.15)	$(0.56)	$(0.36)
Adjustments to diluted loss income per share:
Amortization of intangibles	0.06	0.07	0.13	0.13
CEO transition costs(1)	—	—	0.02	—
Acquisition and integration related expenses(2)	0.03	—	0.03	—
Stock-based compensation expense	0.10	0.07	0.18	0.13
Restructuring charges	—	0.01	—	0.03
Impairment charges(3)	0.16	—	0.16	—
IP litigation costs(4)	0.03	0.02	0.06	0.05
Other significant expenses, net(5)	—	0.02	—	0.03
Rounding and impact of diluted shares in adjusted diluted shares(6)	—	(0.01)	—	—
Adjusted diluted EPS (non-GAAP)	$0.03	$0.03	$0.02	$0.01

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	127,949	126,405	127,664	126,257
Dilutive effect of options, restricted stock, and converted shares(7)(8)	—	—	—	—
Adjusted diluted shares outstanding (non-GAAP)	127,949	126,405	127,664	126,257
_______________
(1) For the three months ended June 30, 2025, CEO transition costs include executive retention costs. For the six months ended June 30, 2025, CEO transition costs include severance costs, executive retention costs, and executive search costs. There were no such costs for the three and six months ended June 30, 2024.
(2) For the three and six months ended June 30, 2025, acquisition and integration related expenses include consulting and legal fees, severance costs, and employee retention costs.
(3) For the three and six months ended June 30, 2025, impairment charges include losses from InVisionFirst®-Lung intangible asset impairment and inventory write-off, and impairment of disposal groups held for sale. There were no such costs for the three and six months ended June 30, 2024.
(4) For the three and six months ended June 30, 2025 and June 30, 2024, IP litigation costs include legal fees.
(5) For the three and six months ended June 30, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, and fees related to non-recurring legal matters. There were no such costs for the three and six months ended June 30, 2025.
(6) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(7) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any
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options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(8) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.
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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(in thousands, except per share amounts)
(unaudited)
GAAP net loss in 2025 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) stock-based compensation, and (iii) other one-time expenses. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share
The following table reconciles the Company’s 2025 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2025
	Low Range	High Range
Net loss (GAAP)	$(116,000)	$(108,000)
Amortization of intangibles	32,000	32,000
Stock-based compensation expenses	46,000	43,000
Other one-time expenses	48,000	48,000
Adjusted net income (non-GAAP)	10,000	15,000
Interest and taxes	(7,000)	(7,000)
Depreciation	38,000	36,000
Adjusted EBITDA (non-GAAP)	$41,000	$44,000

Net loss per diluted share (GAAP)	$(0.91)	$(0.84)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.25	0.25
Stock-based compensation expenses	0.36	0.34
Other one-time expenses	0.38	0.38
Rounding and impact of diluted shares in adjusted diluted shares(1)	—	(0.01)
Adjusted diluted EPS(1) (non-GAAP)	$0.08	$0.12

Weighted average assumed shares outstanding in 2025:
Diluted shares (GAAP)	128,000	128,000
Options, restricted stock, and converted shares not included in diluted shares(2)	—	—
Adjusted diluted shares outstanding (non-GAAP)	128,000	128,000
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(1) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(2) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Supplemental Information
Clinical Tests Performed and Revenue
(unaudited)

	Three Months Ended June 30, 2025			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Clinical excluding Pathline(1):
Number of tests performed	343,005	311,670	10.1%	669,168	612,497	9.3%
Average revenue/test	$465	$454	2.4%	$462	$450	2.7%

Clinical including Pathline(2):
Number of tests performed	356,630	311,670	14.4%	682,793	612,497	11.5%
Average revenue/test	$461	$454	1.5%	$460	$450	2.2%
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(1) Excludes tests and revenue related to Pathline and non-clinical activity.
(2) Excludes tests and revenue related to non-clinical activity.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912